UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

Effective December 4, 2014, with the approval of its board of directors, Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) amended and restated its bylaws in order to provide (1) that any officer of the Company, other than an executive officer, subordinate to the chief executive officer may be removed by the chief executive officer with or without cause, and (2) that any officer of the Company may resign at any time by giving written notice of his or her resignation to the board of directors, the chairman of the board, the chief executive officer, the president or the secretary of the Company. The amended and restated bylaws are attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 7.01	Regulation FD Disclosure.

Distributions

On December 4, 2014, the Company’s board of directors authorized a quarterly distribution of $0.09 per share of common stock, subject to adjustment for class-specific expenses, for the first quarter of 2015. The Company’s board of directors reserves the right to revisit this distribution level during the quarter with respect to record dates that have not yet passed. The distribution will be payable to stockholders of record as of the close of business on each day during the period, from January 1, 2015 through and including March 31, 2015, prorated for the period of ownership. Distributions on our shares accrue daily.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Sixth Amended and Restated Bylaws*

*	Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

December 8, 2014

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer